Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Tully’s Coffee Corporation (the “Company”) on Form 10-Q for the quarterly period ended December 28, 2008, as filed with the Securities and Exchange Commission on February 11, 2009 (the “Report”), I, Andrew M. Wynne, Vice President and Chief Financial Officer (principal accounting officer) of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ANDREW M. WYNNE
Andrew M. Wynne Vice President and Chief Financial Officer (principal accounting officer) February 11, 2009